EXHIBIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2015	2014

ASSETS

Current Assets:
Cash and Cash Equivalents	$36,469	$38,703
Receivables, Net	903,578	856,346
Unbilled Revenues	205,155	211,758
Taxes Receivable	117,792	337,307
Fuel, Materials and Supplies	289,561	349,664
Regulatory Assets	709,660	672,493
Marketable Securities	124,830	124,173
Prepayments and Other Current Assets	62,884	102,021
Total Current Assets	2,449,929	2,692,465

Property, Plant and Equipment, Net	19,079,189	18,647,041

Deferred Debits and Other Assets:
Regulatory Assets	4,016,684	4,054,086
Goodwill	3,519,401	3,519,401
Marketable Securities	497,919	515,025
Other Long-Term Assets	316,817	349,957
Total Deferred Debits and Other Assets	8,350,821	8,438,469

Total Assets	$29,879,939	$29,777,975

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$953,700	$956,825
Long-Term Debt - Current Portion	278,883	245,583
Accounts Payable	598,716	868,231
Regulatory Liabilities	208,510	235,022
Accumulated Deferred Income Taxes	203,375	160,288
Other Current Liabilities	595,801	668,432
Total Current Liabilities	2,838,985	3,134,381

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	4,606,159	4,467,473
Regulatory Liabilities	510,807	515,144
Derivative Liabilities	380,966	409,632
Accrued Pension, SERP and PBOP	1,636,769	1,638,558
Other Long-Term Liabilities	875,985	874,387
Total Deferred Credits and Other Liabilities	8,010,686	7,905,194

Capitalization:
Long-Term Debt	8,689,647	8,606,017

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,167	1,666,796
Capital Surplus, Paid In	6,253,411	6,235,834
Retained Earnings	2,644,485	2,448,661
Accumulated Other Comprehensive Loss	(72,033)	(74,009)
Treasury Stock	(309,977)	(300,467)
Common Shareholders' Equity	10,185,053	9,976,815
Total Capitalization	19,030,268	18,738,400

Total Liabilities and Capitalization	$29,879,939	$29,777,975

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2015	2014	2015	2014

Operating Revenues	$1,817,061	$1,677,614	$4,330,491	$3,968,204

Operating Expenses:
Purchased Power, Fuel and Transmission	685,118	624,211	1,847,167	1,602,362
Operations and Maintenance	316,641	373,234	650,024	724,922
Depreciation	163,668	152,207	327,505	303,014
Amortization of Regulatory (Liabilities)/Assets, Net	(1,166)	(3,542)	59,438	54,356
Energy Efficiency Programs	101,850	102,711	248,452	241,536
Taxes Other Than Income Taxes	138,935	134,803	288,415	280,335
Total Operating Expenses	1,405,046	1,383,624	3,421,001	3,206,525
Operating Income	412,015	293,990	909,490	761,679

Interest Expense:
Interest on Long-Term Debt	88,021	87,491	175,735	174,868
Other Interest	4,238	5,004	11,367	7,603
Interest Expense	92,259	92,495	187,102	182,471
Other Income, Net	12,899	5,526	18,626	7,194
Income Before Income Tax Expense	332,655	207,021	741,014	586,402
Income Tax Expense	123,268	77,774	276,494	219,319
Net Income	209,387	129,247	464,520	367,083
Net Income Attributable to Noncontrolling Interests	1,880	1,880	3,759	3,759
Net Income Attributable to Controlling Interest	$207,507	$127,367	$460,761	$363,324

Basic and Diluted Earnings Per Common Share	$0.65	$0.40	$1.45	$1.15

Dividends Declared Per Common Share	$0.42	$0.39	$0.84	$0.79

Weighted Average Common Shares Outstanding:
Basic	317,613,166	315,950,510	317,352,004	315,742,511
Diluted	318,559,568	317,112,801	318,525,378	317,002,461

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
(Thousands of Dollars)	2015	2014

Operating Activities:
Net Income	$464,520	$367,083
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	327,505	303,014
Deferred Income Taxes	176,800	133,149
Pension, SERP and PBOP Expense	48,432	47,558
Pension and PBOP Contributions	(31,032)	(40,640)
Regulatory (Under)/Over Recoveries, Net	(73,547)	164,388
Amortization of Regulatory Assets, Net	59,438	54,356
Proceeds from DOE Damages Claim, Net	-	125,658
Other	(48,247)	(9,359)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(123,984)	(57,570)
Fuel, Materials and Supplies	60,044	26,633
Taxes Receivable/Accrued, Net	214,577	(62,900)
Accounts Payable	(228,176)	(112,954)
Other Current Assets and Liabilities, Net	9,226	(41,753)
Net Cash Flows Provided by Operating Activities	855,556	896,663

Investing Activities:
Investments in Property, Plant and Equipment	(740,379)	(724,043)
Proceeds from Sales of Marketable Securities	427,990	256,309
Purchases of Marketable Securities	(408,242)	(257,168)
Other Investing Activities	4,821	3,473
Net Cash Flows Used in Investing Activities	(715,810)	(721,429)

Financing Activities:
Cash Dividends on Common Shares	(264,936)	(237,161)
Cash Dividends on Preferred Stock	(3,759)	(3,759)
Decrease in Notes Payable	(449,375)	(213,000)
Issuance of Long-Term Debt	750,000	650,000
Retirements of Long-Term Debt	(166,577)	(376,650)
Other Financing Activities	(7,333)	(3,932)
Net Cash Flows Used in Financing Activities	(141,980)	(184,502)
Net Decrease in Cash and Cash Equivalents	(2,234)	(9,268)
Cash and Cash Equivalents - Beginning of Period	38,703	43,364
Cash and Cash Equivalents - End of Period	$36,469	$34,096

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.